UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant	☒

Filed by Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Material
☐	Soliciting Material Pursuant to Rule 14a-12

EAGLE POINT INCOME COMPANY INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Eagle Point Income Company Inc. 600 Steamboat Road, Suite 202 Greenwich, CT 06830

April 23, 2026

Dear Valued Stockholder,

Today, we adjourned the 2026 Special Meeting of Stockholders of Eagle Point Income Company Inc. for a third time, to May 20, 2026, at 8:00 a.m., Eastern Time, to give stockholders who have not yet cast their vote with more time to do so. You are receiving this notice because as of today, we have still not received your vote. Stockholders are being asked to approve a change in Eagle Point Income Company Inc.’s legal form from a Delaware corporation to a Delaware statutory trust.

Please Take a Few Moments to Cast Your Vote so the Meeting May Avoid Any Further Adjournments or Delays. The Board Recommends a Vote “FOR” the Proposal

EAGLE POINT APPRECIATES YOUR ATTENTION TO THIS MATTER

Thank you in advance for helping us proceed with the important business of Eagle Point Income Company Inc. by casting your vote, so your shares may be represented at the meeting.

Sincerely,

Courtney B. Fandrick
Secretary
Eagle Point Credit Company Inc.

How do I vote? There are four convenient methods for casting your important proxy vote:

Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-290-6426. Representatives are available Monday through Friday 9 a.m. to 11 p.m. Eastern Time. You may also contact your financial advisor for further information.

Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the four voting methods listed above to ensure that your vote is recorded before the Special Meeting to be held on May 14, 2026.

Copies of the proxy materials, including the notice of the Special Meeting and Proxy Statement are available at: https://vote.proxyonline.com/eaglepoint/docs/eic.pdf